UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	July 30, 2014

Ferro Corporation

__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-584	34-0217820
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6060 Parkland Boulevard, Mayfield Heights, Ohio		44124
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	216-875-5600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On Wednesday, July 30, 2014, Ferro Corporation ("the Company") issued a press release that discussed financial results for the three-month and six-month periods ended June 30, 2014 and provided the Company’s outlook for the second half 2014 and 2015. The press release also provided information regarding a conference call to be held on Thursday, July 31, 2014 in which the Company’s management will discuss the financial results and outlook. Among other things, the press release reports:

(Dollars in millions, except per share amounts)
	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
Net sales	$294,217	$319,022	$574,944	$614,680

Gross profit	78,454	75,189	153,407	139,022

Net income (loss) attributable to Ferro Corporation common shareholders	9,959	(2,130)	27,164	(1,247)

Earnings (loss) per share attributable to Ferro Corporation common shareholders	0.11	(0.02)	0.31	(0.01)

A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit 99.1: Press release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ferro Corporation

July 30, 2014	By:	Jeffrey L. Rutherford

Name: Jeffrey L. Rutherford
Title: Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release